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                                                                    EXHIBIT 10.4

        PRG-SCHULTZ INTERNATIONAL, INC. HSA ACQUISITION STOCK OPTION PLAN

                                     PURPOSE

         The purpose of this PRG-Schultz HSA Acquisition Stock Option Plan (the "Plan") is to enable PRG-Schultz International, Inc. (the "Company") to attract and retain former key employees of Howard Schultz & Associates International, Inc. ("HSA") who were hired in connection with the Company's acquisition of the assets of HSA ("HSA Acquisition") and to provide such persons with a proprietary interest in the Company through the granting of Nonqualified Stock Options.

         This Plan is intended to operate as a successor plan to the 1999 Howard Schultz & Associates International Stock Option Plan (the "Former Plan").

                                    ARTICLE I
                                   DEFINITIONS

         For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         "BOARD" means the board of directors of the Company.

         "CAUSE" means any one or more of the following: (i) willful noncompliance with the Company's regulations or instructions; (ii) serious violations of law; (iii) illegal use of drugs or substance abuse during the Participant's employment or during the term of the Participant's contract that impairs the Participant's performance, that causes harm to the Company or that, in the reasonable judgment of the Company, has damaged or interfered with the Company's relationships with its customers, suppliers, employees or other agents; (iv) commission of a material act of fraud, illegality, theft or dishonesty relating to the Company's assets, products, supplies, activities, operations or employees; (v) engaging in sexual harassment or other unlawful discrimination in employment; (vi) breach of a duty of loyalty to the Company or any of its affiliates or subsidiaries; (vii) disclosure of confidential information; (viii) breach of a covenant not to compete; or (ix) engaging in any other deliberate conduct considered detrimental to the interests of the Company or its employees.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" shall have the meaning set forth in Article II hereof.

         "COMMON STOCK" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.


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         "COMPANY" means The Profit Recovery Group International, Inc., a corporation organized under the laws of the State of Georgia, or any successor corporation.

         "DATE OF GRANT" means the effective date on which a Stock Option is awarded to a Participant as set forth in the Stock Option Agreement.

         "DISABILITY" means total and permanent disability as defined in Section 22(e) of the Code.

         "FAIR MARKET VALUE" means, for purposes of determining the exercise price for a Stock Option or SAR granted hereunder, as of any given date:

                           (i)      if the Common Stock is listed on an
                  established stock exchange or exchanges, or traded on the Nasdaq National Market System ("Nasdaq/NMS") the closing price of the Common Stock as listed thereon on the applicable day, or if no sale of Common Stock has been made on any exchange on that date, on the next preceding day on which there was a sale of Common Stock;

                           (ii) if the Common Stock is not listed on an established stock exchange or Nasdaq/NMS but is instead traded over-the-counter, the mean of the dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the applicable day, as reported by the National Association of Securities Dealers, Inc.;

                           (iii) if the Common Stock is not listed on any exchange or traded over-the-counter, the value as determined in good faith by the Committee;

         "FORMER PLAN" means the 1999 Howard Schultz & Associates International Stock Option Plan.

         "HSA" shall mean Howard Schultz & Associates International, Inc., a Texas Corporation.

         "HSA ACQUISITION" shall mean the purchase of substantially all of the assets of HSA by the Company pursuant to that certain Agreement and Plan of Reorganization dated as of August 3, 2001 among the Company, HSA, Howard Schultz, Andrea H. Schultz and certain trusts, as amended by the Amended and Restated Agreement and Plan of Reorganization dated as of December 11, 2001.

         "1934 ACT" means the Securities Exchange Act of 1934.

         "PARTICIPANT" means any employee of the Company or any Subsidiary of the Company who is a recipient of a Stock Option.


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         "PLAN" means The Profit Recovery Group International, Inc. HSA
Acquisition Stock Option Plan, as it may be amended from time to time.

         "RETIREMENT" shall mean retirement from employment with the Company, its Subsidiaries or their successors or assigns at age sixty-five (65) or older with the consent of the Company.

         "SERVICES AGREEMENT" means any employment agreement or contract for services entered into between the Company and a Participant.

         "SPREAD" shall have the meaning set forth in Article XI hereof.

         "STOCK DIVIDEND" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Company or any Subsidiary of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the Company or any Subsidiary of the Company, or (iii) securities convertible into or exchangeable for capital stock of the Company or any Subsidiary of the Company, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

         "STOCK OPTION" shall mean an option to purchase shares of Common Stock granted to a Participant pursuant to the Former Plan and assumed by the Company in the HSA Acquisition, as amended to reflect the effects of the HSA Acquisition. The Stock Options are not intended to qualify as incentive stock options under Section 422 of the Code.

         "STOCK OPTION AGREEMENT" means a written agreement between HSA and a Participant that sets forth the terms, conditions and limitations applicable to a Stock Option, as assumed by the Company and amended in connection with the HSA Acquisition.

         "SUBSIDIARY" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

         "TERMINATION" or "TERMINATION OF SERVICE" occurs when a Participant who is an employee of the Company or any Subsidiary shall cease to serve as an employee of the Company and all of its Subsidiaries, for any reason, or when the contract between a Participant who is an independent contractor and the Company or any Subsidiary expires or is terminated for any reason.


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                                   ARTICLE II
                                 ADMINISTRATION

         Subject to the terms of this Article II, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the "Committee"). The Committee shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall have exclusive power to:

         (a) Determine the particular key employees of the Company to whom Stock Options have been validly granted;

         (b) Determine the number of shares of Common Stock subject to issuance pursuant to any Stock Option award, and all of the terms, conditions, restrictions and limitations, if any, of an award of Stock Options, including the time and conditions of exercise or vesting;

         (c) Accelerate the vesting or exercise of any Stock Options when such actions would be in the best interests of the Company;

         (d) Interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and

         (e) Make such other determinations and take such other action as it deems necessary or advisable in connection with the foregoing.

         The Committee shall have full authority and responsibility to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants. The Committee may delegate to the President of the Company and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. In the event that the Board does not appoint a Committee, then the Board shall administer this Plan, and unless and until a Committee is so appointed, all references in this Plan to the "Committee" shall be construed to mean, except where the context otherwise requires, the Board.


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                                   ARTICLE III
                           SHARES SUBJECT TO THE PLAN

         Subject to the provisions of Articles X and XI of the Plan, the maximum number of shares of Common Stock issuable pursuant to the exercise of Stock Options granted under the Plan shall be 1,083,846 shares of Common Stock. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury.

                                   ARTICLE IV
                                  STOCK OPTIONS

         4.1 Eligibility. Participation in this plan shall be limited to Participants in the Former Plan who were hired by the Company in connection with the HSA Acquisition.

         4.2 Grant of Stock Options. All Stock Options under this Plan were awarded under the Former Plan and assumed by the Company in the HSA Acquisition. Each grant of Stock Options was evidenced by a Stock Option Agreement setting forth the total number of shares subject to the Stock Option, the option exercise price, and the term of the Stock Option. Each of the original Stock Option Agreements shall be amended and supplemented by a letter from the Company specifying the revised terms in accordance with the HSA Acquisition. The Company shall execute amendments or supplements to Stock Option Agreements upon instructions from the Committee.

         4.3 Exercise Price. The exercise price for a Stock Option shall be determined by the Board or the Committee, consistent with the terms of the HSA Acquisition. Notwithstanding anything to the contrary contained in this Section 4.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock. Further, other than pursuant to Article X(ii), in no event shall any Stock Option issued under the Plan be repriced by:

                  (i)      lowering the exercise price of that Option; or

                  (ii) canceling that Option and subsequently granting a replacement or regranted Option with a lower exercise price, to the extent that such cancellation, replacement or regrant would fall within the definition of "repriced" contained in Item 402(i) of Regulation S-K promulgated under the Securities Act of 1933, such definition to be applied to grants to all persons, not just "named executive officers" as that term is defined in Item 402(a)(3) of Regulation S-K.


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         4.4      Option Period. The option period will begin on the date of the closing of the HSA Acquisition and terminate on the date that is the earlier of the expiration date specified in the Stock Option Agreement or five years from the date of such closing, as specified by the Committee. No Stock Option granted under the Plan may be exercised at any time after the expiration of its option period. The Committee may provide for the vesting and exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. In addition to the provisions contained elsewhere herein concerning automatic acceleration of unmatured installments of Stock Options, the Committee shall have the right to accelerate the time at which any Stock Option granted to a Participant shall become vested or exercisable.

                                    ARTICLE V
                   EXERCISE OF STOCK OPTIONS; RESTRICTED STOCK

         5.1      Exercise of Options.

                  (a) Options granted to Participants shall be exercisable in accordance with the terms of the applicable Stock Option Agreement, as amended.

                  (b) A Stock Option may be exercised solely by the Participant during his lifetime, by the Participant's guardian if the Participant is incapacitated as a result of a Disability, or after the Participant's death by the person or persons entitled thereto under his will or the laws of descent and distribution. In the event that such a person exercises a Stock Option, all rights, responsibilities, conditions, limitations or restrictions that would be applicable to the Participant shall be applicable to the person exercising the Stock Option.

                  (c) The purchase price of the shares as to which a Stock Option is exercised shall be paid in full at the time of the exercise. The full purchase price of shares purchased shall be paid upon exercise of the Stock Option in cash, by the use of the proceeds to be received from the sale of Common Stock issuable pursuant to a Stock Option, or any other lawful consideration therefor (including shares of Common Stock previously owned by the Participants), as the Committee may approve or authorize, in the amount of the full purchase price of the shares purchased.

                  (d) No holder of a Stock Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares subject to any Stock Option unless and until certificates evidencing such shares shall have been issued by the Company to such holder.


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

                                   ARTICLE VI
                             TERMINATION OF SERVICE

         Upon the Termination of Service of a Participant for any reason, the specific Stock Option Agreement shall govern the treatment of any unexercised Stock Options. In the event of such a Termination, the Committee may, in its discretion, provide for the extension of the exercisability of a Stock Option for any period that is not beyond the applicable expiration date thereof, accelerate the vesting or exercisability of a Stock Option, eliminate or make less restrictive any restrictions contained in a Stock Option, waive any restriction or other provision of this Plan or a Stock Option or otherwise amend or modify the Stock Option in any manner that is either (a) not adverse to such Participant or (b) consented to by such Participant.

         Except as otherwise set forth above, a Participant's right to exercise his or her Stock Options is subject to the following:

                  (a) Termination for Cause. In the event of Termination of Service of a Participant by the Company for Cause, all of the Participant's outstanding Stock Options, whether or not vested, shall be forfeited and immediately terminate.

                  (b) Other Termination of Employment. In the event of a Termination of Service of a Participant for any reason other than for Cause, then the Stock Option, and all unexercised Common Stock granted to the Participant thereunder (whether or not vested) will terminate and be forfeited at the first of the following to occur:

                           (i) 5 p.m. on the date which is twelve months following the Participant's Termination of Service due to death or Disability;

                           (ii) 5 p.m. on the date which is ninety days following the Participant's Retirement or following the Participant's involuntary Termination of Service without Cause;

                           (iii) 5 p.m. on the day prior to the date of the Participant's voluntary Termination, other than Termination of Service for death, Disability, or Retirement; or

                           (iv) 5 p.m. on the date prior to the date the Participant violates any covenant not to compete or confidentiality agreement set forth in the Participant's Stock Option Agreement.

                  The provisions of (a) and (b) and will supersede any contrary provisions contained in any Stock Option Agreement.


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

                                   ARTICLE VII
                           AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this Article VII, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; except that the provisions of Section 4.3 requiring prior shareholder approval for the repricing of Stock Options may not be amended without the approval of the Company's shareholders. In the event of any amendment to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Stock Option Agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article VII shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.

                                  ARTICLE VIII
                               EFFECT OF THE PLAN

         Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any employee or independent contractor any right to be granted a Stock Option or to purchase or receive Common Stock of the Company or any other rights except as may be evidenced by a Stock Option Agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon and subject to the terms and conditions expressly set forth therein.

                                   ARTICLE IX
                                      TERM

         Unless sooner terminated by action of the Board, the Plan will terminate on the 24th day of January, 2007. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                    ARTICLE X
                               CAPITAL ADJUSTMENTS

         If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:


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         (i)      An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

         (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

         Any fractional shares resulting from any adjustment made pursuant to this Article X shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

                                   ARTICLE XI
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

         (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

         (c) In the event of any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, or of any proposed sale of substantially all of the assets of the Company, there may be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, the Board, in its sole discretion, may cancel any portion or all of such Stock Options as of the effective date of any such reorganization, merger or consolidation, or of any such proposed sale of substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, and, with respect to any such Stock Options that are cancelled, either:

                  (i) give notice to each holder thereof or his personal representative of its intention to cancel such Stock Options and permit the purchase during the thirty
                           (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, including shares as to which such Stock Options would not otherwise be exercisable; or

                  (ii) pay the holder thereof an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in such transaction or as a result of such transaction, less the exercise price of such Stock Options. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Stock Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

         (d)      [INTENTIONALLY OMITTED]

         (e) Notwithstanding sub-Section (c) above of this Article XI, in case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property or (ii) dissolve, liquidate, or wind up its affairs, then, provided that the Board so determines in its sole discretion, each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. In the event that the Company shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per share of the Common Stock.

         (f) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Company within thirty (30) days after receipt thereof by such Participant.

                                   ARTICLE XII

         [INTENTIONALLY OMITTED]

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         13.1 Exercise of Stock Options. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable Stock Option Agreements. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may shares be issued pursuant to a Stock Option, if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.

         13.2 Assignability. Except as otherwise provided herein or as provided in the Stock Option Agreement, no Stock Option granted under this Plan shall be assignable or otherwise transferable by the Participant (or his or her authorized legal representative) during the Participant's lifetime and, after the death of the Participant, other than by will or the laws of descent and distribution; and any attempted assignment or transfer in violation of this
Section 13.2 shall be null and void. Upon the Participant's death, the personal representative or other person entitled to succeed to the rights of the Participant (the "Successor Participant") may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Stock Option under the Participant's will or under the applicable laws of descent and distribution.

         13.3 Investment Intent. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment purposes and not with a view to their distribution.

         13.4 No Right to Continue Employment. This Plan does not constitute a contract of employment. Nothing in the Plan or in any Stock Option confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time (subject to any contract rights of such employee).

         13.5 Tax Requirements. Any Participant who exercises any Stock Option shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option. With respect to the exercise of a Stock Option by any Participant, such Participant's obligation to pay such taxes may be satisfied by the following, or any combination thereof (i) the delivery of cash to the Company in an amount necessary to satisfy the required tax withholding obligation of the Company and/or (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock which the Participant owns and/or the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option), which shares so delivered or withheld have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. Any such withholding payments with respect to the exercise of a Stock Option made by a Participant in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

         13.6 Indemnification of Board and Committee. No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

         13.7 Restrictions. This Plan, and the granting and exercise of Stock Options hereunder, and the obligation of the Company to sell and deliver Common Stock under such Stock Options, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required. No Common Stock or other form of payment shall be issued with respect to any Stock Option unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Company. Unless the Stock Options and Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising a Stock Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof. If any provision of this Plan is found not to be in compliance with such rules, such provision shall be null and void to the extent required to permit this Plan to comply with such rules. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or quoted, and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

         13.8 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

         13.9 Governing Law. The Plan, all awards granted under the Plan and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

                                   ARTICLE XV
                                 EFFECTIVE DATE

         The effective date of the Plan shall be January 24, 2002. The Plan will continue in effect until the expiration of its term or until earlier terminated, amended, or suspended in accordance with the terms hereof.